MEMORANDUM  OF  UNDERSTANDING
BETWEEN
MR.  NG  TUNG  WO  PAUL  AND  SHAREHOLDERS  OF  TUNG  SHING  DEVELOPMENT
LIMITED
AND
TAGALDER  (2000)  INCORPORATED

This is to confirm that Mr. Ng Tung Wo Paul and shareholders of Tung Shing Development Limited ("Ng") agree to sell and Tagalder (2000) Incorporated ("Tagalder") agrees to purchase 20% of the ownership of Tung Shing Development Ltd. ("TSD") under the following terms and conditions.


1.     "TSD"  is  a  Hong  Kong  registered  company:

        Certificate  No:     07178935-000-04-00-7
        Address:             Flat/RM  1706, Bonham  Trade CTR, 50 Bonham Strand,
                             Hong Kong

2.     "TSD"  is  owned  by  "Ng".

3. "TSD" is in the business of investment, import/export, and general trading in the plywood business. "TSD" confirmed that "TSD" has 51% ownership in Jiangxi Tung Shing Plywood Factory Co., Ltd ("TSPF").

4.     The  Price
As agreed by both parties, the purchase price of 20% of the ownership is fixed at C$1,113,208.

5.     The  Management

Both parties agree that Tagalder will elect one director to the board and retain the current management of "TSD" until further notice.

6.     The  Business

Both parties agree to further develop and expand the current core business through corporate restructure and acquisition.

7.     Payment

Both parties agree that Tagalder will issue common shares to pay for the purchase.


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The  share  price:                  C$0.17
Total  new  shares  issued          6,548,280  shares.

8.     Options:

Tagalder has the option to purchase additional 20% for a total of 40% at the same terms and conditions as the first 20% within six months.

9.     Official  Approval

This  agreement  is  conditional  upon  the  following  official  approval:

Tagalder's  Board
Regulatory  Approval
Tagalder's  Shareholders

10.     Attachment

-     Last  3-year  Audited  Financial Statements of Tung Shing Development Ltd.
-     Certificate  of  Registration  of  Tung  Shing  Development  Ltd
-     Business  Executive  Summary
-     Evaluation

11.     This  Memorandum  of  Understanding  is  signed  on  January 8, 2001 by:

Signed by                                  Signed by
/s/ Tung  Wo  Paul  Ng                      /s/ Roger  Lam
_______________________                    _______________________________
MR.  NG  TUNG  WO  PAUL                    TAGALDER  (2000)  INCORPORATED


DATE:  JANUARY  8,2001                      DATE:  JANUARY  8,  2001


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